UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       January 17, 2001
                                                --------------------------------

Commission File Number:    000-17962


                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                      43-1461763
  ----------------------------              ------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

          4551 W. 107th Street, Suite 100, Overland Park, Kansas 66207
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.           Other Events.

     On January 17, 2001, Applebee's International, Inc. (the "Company") issued a press release entitled "Applebee's International Confirms EPS Guidance and Announces Sales for Fourth Quarter." The press release is attached as Exhibit A hereto and incorporated herein by reference.


Item 7.           Exhibits

    (c)           Exhibits

    Exhibit                         Description

       A                            Press release of the Company dated
                                    January 17, 2001



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

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              APPLEBEE'S INTERNATIONAL, INC.
                                              (Registrant)


Date:    January 17, 2001                By:   /s/  George D. Shadid
         ---------------------                 ---------------------
                                               George D. Shadid
                                               Executive Vice President and
                                               Chief Financial Officer



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

EXHIBIT A

                                                          FOR IMMEDIATE RELEASE



Contact: Carol DiRaimo,
         Director of Investor Relations
         (913) 967-4109


                 Applebee's International Confirms EPS Guidance
                     and Announces Sales for Fourth Quarter

Overland Park, Kan., January 17, 2001 -- Applebee's International, Inc. (Nasdaq:APPB) announced today that it expects earnings per share for the fourth quarter of 2000 to be 63 cents, an increase of 21 percent over 1999 earnings per share of 52 cents (excluding a 10 cent per share gain on the disposition of restaurants in the 1999 quarter). Expected earnings per share are consistent with consensus analyst estimates and within the range of earnings guidance issued by the company in October 2000. Fourth quarter and fiscal year 2000 results include one extra week as compared to the fourth quarter and fiscal year 1999.

Comparable sales for company restaurants increased 0.1 percent for the fourth quarter and 1.8 percent for the 53 weeks ended December 31, 2000. The increase in comparable sales for company restaurants for the quarter reflected a 1 to 2 percent increase in average check and a 1 to 2 percent decline in guest traffic. System-wide comparable sales increased 0.1 percent for the fourth quarter and
1.7 percent for the year-to-date period, while comparable sales for franchise restaurants increased 0.1 percent and 1.6 percent, respectively.

Sales for the fourth quarter were negatively affected by the severe winter weather experienced during the last three weeks of the quarter. The benefit resulting from the shift in Christmas from Saturday in 1999 to Monday in 2000 only partially offset the weather impact. The severe weather had a more adverse impact on company restaurants than franchise restaurants because of the geographic dispersion of the respective markets.

As a result of the lower sales, higher utility costs and higher food costs resulting from strong consumer preference for some of the new core menu items introduced in October, restaurant margins before pre-opening expense are expected to be in the mid-14 percent range. However, general and administrative expenses will be approximately 9 percent of revenues, lower than previously anticipated.

                                    - more -

January 17, 2001
Page 2


The company also announced the introduction of a new advertising campaign for 2001 that began this week on network television. The new campaign uses the tagline "Eatin' Good in the Neighborhood" and is designed to strengthen the awareness of Applebee's as a neighborhood concept. The first promotion under the new campaign is "Sirloin Steak Toppers," which offers a 10 oz. sirloin steak with the choice of three different toppings.

In a separate release today, the company announced the addition of a new senior executive to oversee franchise operations and the commencement of a search for the new position of chief operating officer as part of the company's strategic succession planning process.

Fourth quarter and fiscal year 2000 results will be released after 4:00 p.m. Eastern Time on Wednesday, February 14, 2001. A conference call to review the results will be held on Thursday morning, February 15, 2001, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The conference call will be broadcast live over the Internet and a replay will be available shortly after the call through February 22, 2001 on the Investor Relations section of the company's website (www.applebees.com).

Applebee's International, Inc., headquartered in Overland Park, Kan., currently develops, franchises and operates restaurants under the Applebee's Neighborhood Grill and Bar brand, the largest casual dining concept in the world. There are currently 1,288 Applebee's restaurants operating system-wide in 49 states and eight international countries. Additional information on Applebee's
International  can  be  found  at  the  company's  website  (www.applebees.com).




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